Exhibit 99.1

GLOBAL GREEN SOLUTIONS NAMES CRAIG HARTING AS
CHIEF OPERATING OFFICER

San Diego, CA - December 5, 2006 - Global Green Solutions, Inc., (OTCBB: GGRN), a developer of ecotechnology energy solutions for industrial applications, announced the appointment of Craig Harting to the position of Chief Operating Officer.

Harting has 30+ years experience in acquiring, developing and marketing product and service solutions to global energy industries. He was formally Honeywell International Industrial Controls vice president of global operations, responsible for worldwide project implementation. He also served as Honeywell vice president of marketing, providing leadership for strategic planning, new product development and customer relationship strategies.

“Since I began working with Global Green in May, our opportunities have expanded considerably,” said Harting. “Currently, we are ramping up to build bio-mass waste fueled steam generators to provide oil companies with a cost effective method for steam generation. I am proud of Global Green’s commitment to develop solutions and services that support clean alternative energy and reduce greenhouse gas emissions. We are addressing the global warming situation, while generating a solid return on investment for our customers and shareholders.”

In his new position, Harting reunites with a former Honeywell colleague, Doug Frater, president and CEO of Global Green Solutions. Frater has 30+ years of international experience in the energy industry, primarily in process automation and control technology. Prior to joining Global Green, he was a managing partner with Sigma Consult, where he was a consultant to new and emerging technology companies in the energy and oil and gas markets. During his Honeywell tenure, his positions included vice president, sales, responsible for Europe, the Middle East, and Africa, and global director for the oil and gas business

“I am extremely pleased to have Craig join us as Global Green’s COO,” said Frater. “Our portfolio of greenhouse gas emission reduction and renewable energy technologies and solutions focuses on project management, implementation and customer service. Craig’s extensive leadership experience, as well as his project development and marketing expertise, will significantly benefit our global energy business.”

In the last two months, Global Green Solutions has made two announcements. In October, Global Green announced that it had obtained exclusive worldwide rights to Vertigro, a high yield bio-fuel oil production technology utilizing sunlight, CO2 and algae in high-density bio reactors. In November, Global Green announced an agreement to form a joint venture renewable energy company to supply steam utilizing waste biomass combustion technology. Global Green has

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GLOBAL GREEN SOLUTIONS NAMES CRAIG HARTING AS CHIEF OPERATING
OFFICER

also developed technology and processes for the reduction of methane emissions (a greenhouse gas) in high pressure gas transmission pipeline systems. Global Green has offices in Vancouver, Houston, El Paso, San Diego, London, Brussels, Caracas and Johannesburg.

Safe Harbor for Forward Looking Statements:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates.

Contacts: Investors Relations Global Green Solutions 866.408.0153 or 800.877.1626 www.globalgreensolutiondinc.com	Media Relations Nancy Tamosaitis Vorticom Public Relations 212.532.2208 nancyt@vorticom.com
Marty Tullio McCloud Communications, LLC 949.533.9748 marty@mccloudcommunications.com

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